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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    We have issued our reports dated November 24, 1995 accompanying the consolidated financial statements of Scanforms, Inc. and subsidiary appearing in the 1995 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended October 1, 1995 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



Philadelphia, Pennsylvania
August 26, 1996